Exhibit 99.1

ESSEX RENTAL CORP. REPORTS 2014 FIRST QUARTER RESULTS

BUFFALO GROVE, IL - May 7, 2014 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its consolidated results for the first quarter ended March 31, 2014.
First Quarter 2014 Highlights

•	Rough terrain crane utilization increased sequentially to 58.2% for the three month period ended March 31, 2014, compared to 54.1% for the three month period ended December 31, 2013;

•
City and other tower crane utilization increased sequentially to 39.1% for the three month period ended March 31, 2014 compared to 32.6% for the three month period ended December 31, 2013. City and other tower crane average rental rate has also improved on a sequential quarterly basis by 12.2%, primarily due to the mix of larger cranes on rent;

•	Crawler crane rental backlog as of March 31, 2014 increased by 10.5% compared to the backlog as of March 31, 2013;

•
Parts and Service segment revenues increased sequentially by 5.2% for the three month period ended March 31, 2014 as compared to the three month period ended December 31, 2013. Parts and Service segment gross profit increased sequentially by 14.2% for the three month period ended March 31, 2014 compared to the three month period ended December 31, 2013;

•
Selling, general and administrative expenses excluding non-cash compensation and non-recurring expenses decreased by 10.0% to $5.4 million for the three month period ended March 31, 2014 compared to $6.0 million for the three month period ended March 31, 2013; and

•
Total debt decreased by $9.8 million or 4.5% since January 2013, due to both free cash flow from operations and the disposition of rental equipment at an average of 113.3% of Orderly Liquidation Value (“OLV”).

CEO Comments

Nick Matthews, President and CEO of Essex stated, “We continue to work our way back from a difficult end to 2013. We remain focused on the long-term goals and strategic initiatives in place, including reshaping our asset portfolio and repositioning the fleet, improving utilization, enhancing quality and improving customer relationships. Based on the first quarter of 2014, we continue to be optimistic regarding our outlook for the remainder of 2014.”

“Coming out of our seasonal soft period, which is typically the fourth and first quarters, we have experienced stronger quoting activity on the crawler crane fleet when compared to last year and order intake has increased each month throughout the quarter. This trend has continued into April. Utilization for our hydraulic crawler cranes, while relatively flat when compared on a sequential quarterly basis, has improved each month throughout the first quarter of 2014, albeit from a low point at December 31, 2013. Rough terrain cranes and city tower cranes have experienced improved utilization on a sequential quarterly basis and revenues generated from these asset classes are approaching early 2013 levels.”

First Quarter 2014 Overview

Equipment rentals segment revenues were $15.1 million for the three month period ended March 31, 2014 versus $16.4 million for the three month period ended March 31, 2013. Equipment rentals segment revenues include rental, transportation and used rental equipment sales. The 8.0% or $1.3 million decrease is primarily driven by a $1.5 million decrease in used rental equipment sales. We completed the divestiture of our aerial work platform rental assets in January 2013 with a large sale which accounts for approximately $400,000 of the decrease in rental equipment sales.

Equipment distribution revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, decreased by 64.9% to $1.3 million for the three month period ended March 31, 2014 compared to $3.7 million for the three month period ended March 31, 2013. The decline in equipment distribution revenue is primarily related to a large retail sale in the three month period ended March 31, 2013 that generated approximately $2.8 million of revenue and $400,000 of gross profit.

Exhibit 99.1

Parts and service revenue equaled $4.6 million for the three month period ended March 31, 2014 compared to $4.9 million for the three month period ended March 31, 2013. Parts and service segment revenues include retail parts sales, billable service work done on our own equipment and servicing customer owned equipment.

Total gross profit decreased 26.9% to $4.2 million for the three month period ended March 31, 2014 from $5.7 million for the three month period ended March 31, 2013. The decline in gross profit is primarily due to the decline in rental and retail equipment sales. Gross profit margin decreased by approximately 3.0% to 19.8% for the three month period ended March 31, 2014 from 22.8% for the three month period ended March 31, 2013.

EBITDA before non-cash compensation and non-recurring expenses decreased to $3.4 million for the three month period ended March 31, 2014 compared to $4.4 million for the three month period ended March 31, 2013. Non-cash compensation and non-recurring expenses equaled $500,000, including approximately $400,000 of severance related costs, for the three month period ended March 31, 2014 and $100,000 for the three month period ended March 31, 2013.

Outlook for 2014

Mr. Matthews continued, “Our focus remains on increasing utilization, improving the quality of our offerings, developing strategic partnerships and identifying opportunities to sell rental fleet assets that were underutilized during historic peak demand periods. While we will use all channels available in order to accelerate sales, we are cognizant of their economic values and will not move forward with any transaction unless it makes business sense.”

“As we move out of our seasonal soft period, we remain optimistic on our outlook for the remainder of the year. Regions outside of the Gulf Coast are becoming more active in the areas that demand our fleet. As stated in our previous guidance, we anticipate conservative growth in demand throughout the year, driven by more active end markets and the strategic initiatives that we have put in place. Most of these initiatives are long-term focused and should provide the company with sustainable growth in future years.”

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Thursday, May 8, 2014. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please dial in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.
About Essex Rental Corp.

Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our

Exhibit 99.1

reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to adjusted EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA represents the sum of net income, tax benefit, foreign currency exchange gains and losses, interest expense, other income, depreciation and amortization. Adjusted EBITDA is used internally when evaluating our operating performance and, we believe, allows investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance and period-over-period growth, and provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because adjusted EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of adjusted EBITDA to net loss is included in the financial tables accompanying this release.

CONTACT:

Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com

OR

Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexcrane.com

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Statements of Operations (Unaudited) (Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
REVENUES
Equipment rentals	$11,044	$11,453
Retail equipment sales	1,301	3,710
Used rental equipment sales	2,319	3,799
Retail parts sales	2,167	1,778
Transportation	1,773	1,193
Equipment repairs and maintenance	2,482	3,132
TOTAL REVENUES	21,086	25,065

COST OF REVENUES
Salaries, payroll taxes and benefits	2,544	2,751
Depreciation	4,604	4,671
Retail equipment sales	1,150	3,131
Used rental equipment sales	1,919	2,602
Retail parts sales	1,742	1,351
Transportation	1,776	1,131
Equipment repairs and maintenance	2,377	2,881
Yard operating expenses	792	824
TOTAL COST OF REVENUES	16,904	19,342

GROSS PROFIT	4,182	5,723

Selling, general and administrative expenses	5,919	6,081
Other depreciation and amortization	258	284
LOSS FROM OPERATIONS	(1,995)	(642)

OTHER INCOME (EXPENSES)
Other income	11	5
Interest expense	(2,972)	(2,515)
Foreign currency exchange gains (losses)	(152)	(116)
TOTAL OTHER INCOME (EXPENSES)	(3,113)	(2,626)

LOSS BEFORE INCOME TAXES	(5,108)	(3,268)

BENEFIT FOR INCOME TAXES	(1,939)	(1,106)

NET LOSS	$(3,169)	$(2,162)

Weighted average shares outstanding:
Basic	24,789,338	24,611,513
Diluted	24,789,338	24,611,513

Loss per share:
Basic	$(0.13)	$(0.09)
Diluted	$(0.13)	$(0.09)

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Utilization Statistics (Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Crawler Cranes - Hydraulic	57.5%	56.7%	60.5%
Crawler Cranes - Traditional	27.5%	32.2%	31.2%
Rough Terrain Cranes	58.2%	54.1%	58.4%
Boom Trucks	46.1%	51.7%	43.4%
Self-Erecting Tower Cranes	44.1%	48.7%	46.7%
City & Other Tower Cranes	39.1%	32.6%	58.4%

(See definitions in the quarterly and annual reports filed with the SEC)

Essex Rental Corp. and Subsidiaries Segment Revenues and Gross Profit (Unaudited) (Amounts in thousands)

	Three Months Ended March 31,
	2014	2013
Segment revenues
Equipment rentals	$15,136	$16,445
Equipment distribution	1,301	3,710
Parts and service	4,649	4,910
Total revenues	$21,086	$25,065
Segment gross profit
Equipment rentals	$2,865	$4,018
Equipment distribution	10	409
Parts and service	1,307	1,296
Total gross profit	$4,182	$5,723

Essex Rental Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Unaudited) (Amounts in thousands)

	Three Months Ended March 31,
	2014	2013
Net loss	$(3,169)	$(2,162)
Benefit for income taxes	(1,939)	(1,106)
Foreign currency exchange (gains) losses	152	116
Interest expense	2,972	2,515
Other income	(11)	(5)
Loss from operations	(1,995)	(642)

Depreciation	4,604	4,671
Other depreciation and amortization	258	284
Adjusted EBITDA	$2,867	$4,313

(1) Includes non-cash stock compensation and non-recurring expenses of $0.5 million and $0.1 million for the three months ended March 31, 2014 and 2013, respectively.

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Balance Sheets (Amounts in thousands, except share data)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,030	$1,349
Accounts receivable, net of allowances	13,444	14,059
Other receivables	2,126	2,412
Deferred tax assets	3,078	2,878
Inventory
Retail equipment	3,886	3,416
Retail spare parts, net	1,747	1,598
Prepaid expenses and other assets	1,871	1,791
TOTAL CURRENT ASSETS	27,182	27,503

Rental equipment, net	282,483	287,860
Property and equipment, net	4,710	5,205
Spare parts inventory, net	3,365	3,248
Identifiable finite lived intangibles, net	986	1,069
Goodwill	1,796	1,796
Loan acquisition costs, net	5,635	6,095

TOTAL ASSETS	$326,157	$332,776

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$5,755	$5,703
Accrued employee compensation and benefits	2,053	2,012
Accrued taxes	3,458	3,909
Accrued interest	809	655
Accrued other expenses	775	1,007
Unearned rental revenue	1,838	1,668
Customer deposits	202	293
Term loan - short-term	2,000	2,000
Purchase money security interest debt - short-term	1,041	959
Capital lease obligation	13	—
TOTAL CURRENT LIABILITIES	17,944	18,206

LONG-TERM LIABILITIES
Revolving credit facilities	164,028	165,482
Term loan	36,000	36,500
Promissory notes	3,655	3,655
Purchase money security interest debt	2,189	1,975
Deferred tax liabilities	39,105	40,869
Capital lease obligation	73	—
TOTAL LONG-TERM LIABILITIES	245,050	248,481

TOTAL LIABILITIES	262,994	266,687

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	—	—
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,792,387 shares at March 31, 2014 and 24,743,513 shares at December 31, 2013	2	2
Paid in capital	126,183	125,952
Accumulated deficit	(63,044)	(59,876)
Accumulated other comprehensive income	22	11
TOTAL STOCKHOLDERS' EQUITY	63,163	66,089

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$326,157	$332,776